Exhibit 99.1

             AMIS Holdings, Inc. Reports First Quarter 2005 Results


   POCATELLO, Idaho--(BUSINESS WIRE)--April 28, 2005--AMIS Holdings, Inc. (Nasdaq:AMIS):

    --  Six month backlog increased seven percent sequentially

    --  Refinancing to cut future interest expense in half

    AMIS Holdings, Inc. (Nasdaq:AMIS), parent company of AMI
Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, today reported results for the first quarter ended April 2, 2005.

    Financial Results

    First quarter 2005 revenue was $115.9 million, a decrease of six percent sequentially and 10 percent below the first quarter of last year. Gross margin for the first quarter of 2005 was 46.4 percent, a decrease of 270 basis points sequentially, but an increase of 40 basis points year over year.
    Operating margin was 13.0 percent in the first quarter of 2005, an increase of 210 basis points sequentially. Excluding amortization of acquisition related intangibles and costs related to our previously announced restructuring program, on a pro forma basis, operating margin was 14.3 percent, a decrease of 480 basis points sequentially and 320 basis points year over year.
    The Company reported a net loss for the first quarter of 2005 of $11.1 million, or $0.13 per share, compared to net income of $7.3 million, or $0.08 per diluted share for the fourth quarter of 2004 and net income of $13.5 million or $0.16 per diluted share in the first quarter of 2004. First quarter net income includes pre-tax charges of $28.0 million relating to costs associated with the tender and redemption of the Company's 10 3/4 percent senior subordinated notes which was completed on April 1, 2005, and $6.8 million for the write-off of deferred financing and other costs associated with the prior senior credit facility and the notes. Excluding these charges and other aforementioned items, pro forma net income in the first quarter of 2005 was $10.6 million or $0.12 per diluted share, compared to pro forma net income of $14.2 million or $0.16 per diluted share in the fourth quarter of 2004 and pro forma net income of $13.6 million, or $0.16 per diluted share in the first quarter of 2004.
    "Market conditions were as difficult as expected in the first quarter," said Christine King, president and chief executive officer. "However we are encouraged by order strength we saw later in the quarter. Our six month backlog increased seven percent to $108 million in the first quarter, and we believe first quarter will represent the trough in our quarterly revenues for the year."
    Cash at the end of the first quarter was $87.3 million, a decrease of $74.4 million sequentially, which includes a $75.8 million use of cash to pay for costs associated with the tender, and a reduction in long-term debt in conjunction with the refinancing. Capital expenditures were $3.7 million.

    Business Outlook

    "We expect our second quarter 2005 revenue to be up two to five percent as compared to first quarter," said David Henry, senior vice president and chief financial officer. "We anticipate second quarter gross margins to be flat to up 50 basis points sequentially. On a pro forma basis, we expect operating margins will be flat to up 100 basis points sequentially. Net interest expense for second quarter is expected to be between $2.2 and $2.4 million, roughly half of first quarter net interest expense as a result of our refinancing. We expect pro forma diluted earnings per share in the second quarter to be in the range of $0.12 to $0.14. We continue to expect capital expenditures for 2005 to be approximately seven percent of annual revenues. Depreciation and amortization is expected to be about $12.0 million in the second quarter."

    Conference Call

    President and CEO Christine King along with Senior Vice President and CFO David Henry will conduct a conference call on April 28, 2005 at 5 p.m. ET, to discuss the Company's earnings and operations. Investors and other interested parties may listen to a live audio webcast of the conference call by visiting the investor relations section of the AMIS Web site at http://www.amis.com. A webcast replay will be available on the Company's Web site until close of business May 12.

    About AMI Semiconductor

    AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal products, mixed-signal foundry services and structured digital products AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of North America, Europe and the Asia Pacific region. For more information, please visit the AMIS Web site at http://www.amis.com.

    Forward Looking Statements

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include general economic and political uncertainty, conditions in the semiconductor industry, changes in the conditions affecting our target markets, manufacturing underutilization, fluctuations in customer demand, raw material costs, exchange rates, timing and success of new products, competitive conditions in the semiconductor industry, risks associated with international operations and the other risks and uncertainties discussed in the Company's Form 10-K Annual Report for the year ended Dec. 31, 2004, Form 10-Q Quarterly Reports and other reports filed with the SEC. The Company does not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.



                         AMIS Holdings, Inc.
           Condensed Consolidated Statements of Operations
                      (In millions - Unaudited)

                                                   Three Months Ended
                                                  --------------------
                                                   April 2,  March 27,
                                                    2005       2004
                                                  ---------- ---------

Revenue                                              $115.9    $128.3
Cost of revenue                                        62.1      69.3
                                                  ---------- ---------
Gross profit                                           53.8      59.0

Operating expenses:
  Research & development                               21.0      19.6
  Selling, general and administrative                  16.2      17.0
  Amortization of acquisition-related intangibles       1.2       0.2
  Restructuring and impairment charges                  0.3        --
                                                  ---------- ---------
                                                       38.7      36.8
                                                  ---------- ---------

Operating income                                       15.1      22.2

Non-operating expenses, net                            39.4       4.8
                                                  ---------- ---------

Income (loss) before income taxes                     (24.3)     17.4
Provision (benefit) for income taxes                  (13.2)      3.9
                                                  ---------- ---------
Net income (loss)                                    $(11.1)    $13.5
                                                  ========== =========

Earnings (loss) per share
  Basic                                              $(0.13)    $0.16
  Diluted                                            $(0.13)    $0.16

Weighted average shares
  Basic                                                85.2      82.1
  Diluted                                              85.2      86.3

Key Ratios & Information:
-------------------------------------------------

Gross margin                                           46.4%     46.0%
Operating margin                                       13.0%     17.3%


                         AMIS Holdings, Inc.
   Reconciliation of Operating Income to Pro Forma Operating Income
                      (In millions - Unaudited)

                                                   Three Months Ended
                                                  --------------------
                                                   April 2,  March 27,
                                                    2005       2004
                                                  ---------- ---------
Operating income                                      $15.1     $22.2
Adjustments to reconcile operating income to pro
 forma operating income:
  Amortization of acquisition-related intangible
   assets                                               1.2       0.2
  Restructuring and impairment charges                  0.3        --
                                                  ---------- ---------
Pro forma operating income                            $16.6     $22.4
                                                  ========== =========


                         AMIS Holdings, Inc.
Reconciliation of Net Income (Loss) to Pro Forma Net Income
                      (In millions - Unaudited)

                                                   Three Months Ended
                                                  --------------------
                                                   April 2,  March 27,
                                                    2005       2004
                                                  ---------- ---------
Net income (loss)                                    $(11.1)    $13.5
Adjustments to reconcile net income (loss) to pro
 forma net income:
  Amortization of acquisition-related intangible
   assets                                               1.2       0.2
  Restructuring and impairment charges                  0.3        --
  Costs associated with the tender of 10 3/4%
   notes                                               28.0        --
  Write-off of deferred financing and other costs       6.8        --
  Related tax effects                                 (14.6)     (0.1)
                                                  ---------- ---------
Pro forma net income                                  $10.6     $13.6
                                                  ========== =========


                          AMIS Holdings, Inc.
            Pro forma Condensed Consolidated Statements of
                              Operations
                       (In millions - Unaudited)

                                                   Three Months Ended
                                                  --------------------
                                                   April 2,  March 27,
                                                    2005       2004
                                                  ---------- ---------

Revenue                                              $115.9    $128.3
Cost of revenue                                        62.1      69.3
                                                  ---------- ---------
Gross profit                                           53.8      59.0

Operating expenses:
  Research & development                               21.0      19.6
  Selling, general and administrative                  16.2      17.0
                                                  ---------- ---------
                                                       37.2      36.6
                                                  ---------- ---------

Pro forma operating income                             16.6      22.4

Non-operating expenses, net                             4.6       4.8
                                                  ---------- ---------

Income before income taxes                             12.0      17.6
Provision for income taxes                              1.4       4.0
                                                  ---------- ---------
Pro forma net income                                  $10.6     $13.6
                                                  ========== =========

Pro forma earnings (loss) per share
  Basic                                               $0.12     $0.17
  Diluted                                             $0.12     $0.16

Weighted average shares
  Basic                                                85.2      82.1
  Diluted                                              87.9      86.3

Key Pro Forma Ratios
-------------------------------------------------

Pro forma gross margin                                 46.4%     46.0%
Pro forma operating margin                             14.3%     17.5%

Pro forma condensed consolidated statements of operations are presented because we use them as an additional measure of our operating performance and we believe that these excluded charges enhance comparability between current and prior periods. Pro forma net income and pro forma earnings (loss) per share should not be considered as alternatives to net income (loss), earnings (loss) per share or other consolidated operations data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance or as a measure of liquidity.


                         AMIS Holdings, Inc.
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                                   April 2,   December
                                                                 31,
                                                     2005      2004
                                                  (unaudited)
                                                  ----------- --------
Assets
-------------------------------------------------
Current assets:
  Cash and cash equivalents                            $87.3   $161.7
  Accounts receivable, net                              74.7     78.6
  Inventories                                           54.0     52.2
  Deferred tax assets                                    5.9      6.5
  Prepaid expenses and other current assets             24.8     30.1
                                                  ----------- --------
Total current assets                                   246.7    329.1

Property, plant and equipment, net                     192.3    199.2
Goodwill, net                                           16.8     16.8
Other intangibles, net                                  33.7     35.1
Deferred tax assets                                     54.5     39.6
Other long-term assets                                  24.1     23.4
                                                  ----------- --------

Total assets                                          $568.1   $643.2
                                                  =========== ========

Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt                     $2.1     $1.3
  Accounts payable                                      34.8     37.6
  Accrued expenses                                      47.3     62.4
  Income taxes payable                                   2.0      1.3
                                                  ----------- --------
Total current liabilities                               86.2    102.6

Long-term debt, less current portion                   207.9    252.2
Other long-term liabilities                              2.6      2.4
                                                  ----------- --------
Total liabilities                                      296.7    357.2

Stockholder's equity:
Common stock                                             0.8      0.8
Additional paid-in capital                             532.4    530.6
Accumulated deficit                                   (281.7)  (270.6)
Deferred stock-based compensation                       (0.3)    (0.4)
Accumulated other comprehensive income                  20.2     25.6
                                                  ----------- --------
Total stockholders' equity                             271.4    286.0

Total liabilities and stockholders' equity            $568.1   $643.2
                                                  =========== ========


                         AMIS Holdings, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (In Millions)

                                                 Three Months Ended:
                                               -----------------------
                                                April 2,    March 27,
                                                  2005        2004
                                               (unaudited) (unaudited)
                                               ----------- -----------

Cash flows from operating activities
Net income (loss)                                  $(11.1)      $13.5
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
  Depreciation and amortization                      12.0        10.2
  Write-off of deferred financing costs               6.7          --
  Amortization of deferred financing costs            0.3         0.3
  Stock-based compensation expense                    0.1         0.1
  Provision for (benefit from) deferred income
   taxes                                            (14.7)        0.1
  Changes in operating assets and liabilities:
    Accounts receivable                               2.1       (10.2)
    Inventories                                      (2.8)        3.3
    Prepaid expenses and other assets                 5.4         0.9
    Accounts payable and other accrued
     expenses                                       (14.5)       (9.4)
                                               ----------- -----------
Net cash provided by (used in) operating
 activities                                         (16.5)        8.8
Cash flows from investing activities
Purchases of property, plant and equipment           (3.7)       (9.7)
Change in restricted cash                            (1.5)         --
Change in other assets                               (5.0)         --
                                               ----------- -----------
Net cash used in investing activities               (10.2)       (9.7)
Cash flows from financing activities
Payments on long-term debt                         (253.5)         --
Proceeds from bank borrowings                       210.0          --
Deferred financing costs                             (2.7)         --
Proceeds from exercise of stock options               1.8         0.2
                                               ----------- -----------
Net cash provided by (used in) financing
 activities                                         (44.4)        0.2
Effect of exchange rate changes on cash and
 cash equivalents                                    (3.3)       (1.7)
                                               ----------- -----------
Net decrease in cash and cash equivalents           (74.4)       (2.4)
Cash and cash equivalents at beginning of
 period                                             161.7       119.1
                                               ----------- -----------
Cash and cash equivalents at end of period          $87.3      $116.7
                                               =========== ===========



    CONTACT: AMI Semiconductor, Pocatello
             Investor Relations:
             Stephen Blake, 208-234-6077
             stephen_blake@amis.com
             or
             Media Relations:
             Tamera Drake, 208-234-6890
             tamera_drake@amis.com